Exhibit 4.1

NUMBER

FORESTAR
Real Estate Group

SHARES

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 346233 10 9

RIGHTS ATTACHED TO THIS CERTIFICATE DESCRIBED ON REVERSE

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $___ PER SHARE, OF

FORESTAR REAL ESTATE GROUP INC.

, a Delaware corporation, transferrable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

FORESTAR REAL ESTATE GROUP CORPORATE SEAL DELAWARE 2005

SECRETARY

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
[TOCOME]
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED OFFICER

AMERICAN BANK NOTE COMPANY

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: TODD DeROSSETT 931-490-1720
711 ARMSTRONG LANE	PROOF OF: OCTOBER 31, 2007
COLUMBIA, TENNESSEE 38401	FORESTAR REAL ESTATE GROUP INC.
(931) 388-3003	TSB 28556 FC

SALES: JAYNE DICKINSON 708-385-9112	OPERATOR: AP

7 / LIVE JOBS / F / FORESTAR 28556 FC	Rev. 1

COLORS SELECTED FOR PRINTING: Logo Prints PMS 5615 AT 60% AND BLACK. Background prints PMS 5665 at 50%. Intaglio prints in SC-4 olive.
COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.
PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ___ OK  AS IS ___ OK WITH CHANGES ___ MAKE CHANGES AND SEND ANOTHER PROOF

Forestar Real Estate Group Inc.
     The Corporation will furnish without charge to each shareholder who so requests a full statement of the designations, preferences, limitations and relative rights of each class of stock or series thereof of the Corporation and the variations in the relative rights and preferences between the shares of any series of preferred stock, so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of any series of preferred stock. Such requests may be made to the Corporation or to the transfer agent.
ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian
TEN ENT	—	as tenants by the entireties		(Cust) (Minor)
JT TEN	—	as joint tenants with right of		under Uniform Gifts to Minors
		survivorship and not as tenants		Act
		in common		(State)
Additional abbreviations may also be used though not in the above list.
     FOR VALUE RECEIVED, _________________________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
Dated

Signature(s):
X
X
NOTICE:	THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: TODD DeROSSETT 931-490-1720
711 ARMSTRONG LANE	PROOF OF: OCTOBER 29, 2007
COLUMBIA, TENNESSEE 38401	FORESTAR REAL ESTATE GROUP INC.
(931) 388-3003	TSB 28556 BK

SALES: JAYNE DICKINSON 708-385-9112	OPERATOR: ANTHONY

7 / LIVE JOBS / F / FORESTAR 28556 BK	NEW

     PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ___ OK AS IS ___ OK WITH CHANGES ___ MAKE CHANGES AND SEND ANOTHER PROOF